Exhibit 99.1

SPX FLOW REPORTS FIRST QUARTER 2021 FINANCIAL RESULTS
Strong Results Demonstrate the Benefits of Higher Quality Revenue and Balanced Capital Allocation
First Quarter 2021 Highlights:

●	Significant year-over-year organic growth in revenue and orders driven by short-cycle momentum

●	Reported operating margin of 7.1%; Adjusted operating margin of 11.3% up 550 points year-over-year leveraging volume recovery and mix benefits of 80/20 implementation

●	Balanced capital allocation framework progressing following initiation of quarterly dividend in March and announced acquisition of Philadelphia Mixing Solutions in April

●	Raising expectation for full-year organic revenue growth to the high end of the prior range

___________________________________________________________________________________
CHARLOTTE, NC - May 5, 2021 - SPX FLOW, Inc. (NYSE:FLOW) a leading provider of process solutions for the nutrition, health and industrial markets, today reported results for the quarter ended April 3, 2021.
“Our strong first quarter results highlight the increasing momentum in our strategy to be a premier process solution company, and our talented team’s capabilities to meet our commitments of growth and improved operating performance,” said Marc Michael, SPX FLOW President and CEO. “We've built an efficient operational model with a culture of productivity, and we are investing in our business to deliver reliable outcomes through economic cycles. Our implementation of 80/20 principles creates a focus on key customers and products, resulting in a better customer experience, higher quality revenues and improved margins. We expect to build upon our performance as we move through 2021 and beyond."
“We are also making meaningful strides in systematically allocating capital,” Michael said. “We increased capital expenditures in our operations and investment in research and development to support our organic growth plans. We also closed the UTG Mixing acquisition in Q1, and last week, we signed a definitive agreement to acquire Philadelphia Mixing Solutions. Both transactions align to our strategy in process mixing and demonstrate our disciplined programmatic approach to inorganic growth. We are returning capital to shareholders through the company’s first ever dividend announced March 10th, and through our ongoing share repurchase program. We are pleased to be delivering on the balanced capital allocations plan laid out at our recent Investor Day, and we are committed to creating value for all our stakeholders."
“We are devoted to the ongoing success of SPX FLOW by focusing on profitable growth driven by our strategic agenda and talented staff, supported by 80/20 principles. Our disciplined focus on growing earnings allows us to reinvest in the business, execute on strategic acquisitions and distribute excess cash to our shareholders." concluded Michael.

Outlook:
Following the strong organic revenue growth achieved in the first quarter, SPX FLOW is raising its expectation for full-year organic growth to the high end of the prior range of low-single to mid-single digits. The company remains focused on profitable growth and high return investments both in 2021 and over the long-term as outlined at its recent investor day. This strategy is generating improved quality and mix of revenue which was evident in the first quarter with gross margin rising approximately 40 basis points year-over-year. When combined with its 80/20 segmentation, project selectivity and productivity initiatives, the company expects to achieve sequential operating margin improvement throughout 2021.

First Quarter 2021 Consolidated Results (continuing operations unless otherwise noted)

$ millions	Q1 2021	Q1 2020	Variance	Organic Variance
Backlog	$564.7	$517.0	9.2%	(0.2)%
Orders	371.5	317.0	17.2%	10.2%
Revenues	363.8	289.5	25.7%	18.5%

Segment Income	50.0	28.8	73.6%
Margin %	13.7%	9.9%	380 bps
Operating income	25.9	8.6	201.2%
Margin %	7.1%	3.0%	410 bps
Adjusted operating income*	41.1	16.7
Margin %	11.3%	5.8%	550 bps

Operating cash flow from (used in) continuing operations	5.3	(32.2)
Adjusted free cash flow used in continuing operations*	(1.1)	(40.6)

Income (loss) from continuing operations, net of tax	18.9	(0.3)
Adjusted EBITDA from continuing operations*	47.6	22.0
Note: The commentary below is compared to the prior-year period. All comments refer to organic changes with respect to continuing operations unless otherwise noted, which exclude the effects of currency fluctuations and business combinations.
•Backlog was up 9.2%, or $47.7 million primarily due to the positive impact of foreign exchange rates. Organically, backlog was flat with growth in the Nutrition & Health segment offset by declines in the Industrial segment.
•Orders increased 10.2% organically, or $32.3 million, driven by a 32.6% increase in the Nutrition and Health segment orders, and a 4.4% decline in the Industrial segment.
•Revenues increased 25.7%, or $74.3 million driven by an 18.5% increase in organic revenues which was nearly evenly split between both reporting segments.
•Segment income was $50.0 million, up 73.6%, and segment margin increased by 380 basis points to 13.7%. The increase in segment income was primarily driven by operating leverage across both segments related to meaningful volume recovery along with the benefits of improved mix.
•Operating income was $25.9 million, or 7.1% of revenues. After excluding discrete, non-operational and non-cash items and reclassifying transitional services income, adjusted operating income* was $41.1 million, or 11.3% of revenues, up 550 basis points year-over-year on a comparable basis.
•Adjusted free cash flow* used across all operations was $1.1 million, including investments of $9.3 million on capital expenditures and excluding $3.1 million on restructuring actions.
•Industrial segment revenues increased 26.7%, primarily driven by a 17.9% increase in organic revenues related to volume recovery in short cycle end markets. Segment income was $21.4 million, up 127.7% and margin increased by 490 basis points to 11.1%. The increase in segment income was primarily driven by operating leverage related to meaningful volume recovery along with an improved mix of higher quality revenue.
•Nutrition & Health segment revenues increased 24.5% primarily driven by a 19.1% increase in organic revenues related to volume recovery for components and aftermarket. Segment income was $28.6 million, up 47.4%, and margin increased by 260 basis points to 16.7%. The increase in segment income was primarily driven by operating leverage related to meaningful volume recovery along with an improved mix of higher quality revenue.

OTHER ITEMS
About SPX FLOW, Inc.: Based in Charlotte, N.C., SPX FLOW, Inc. (NYSE: FLOW) improves the world through innovative and sustainable solutions. The company's product offering is concentrated in process technologies that perform mixing, blending, fluid handling, separation, thermal heat transfer and other activities that are integral to processes performed across a wide variety of nutrition, health and industrial markets. SPX FLOW had approximately $1.4 billion in 2020 annual revenues and has operations in more than 30 countries and sales in more than 140 countries. To learn more about SPX FLOW, please visit www.spxflow.com.
*Non-GAAP measure. See attached schedules for reconciliation from most comparable GAAP measure. Management believes these Non-GAAP metrics are commonly used financial measures for investors to evaluate our operating performance for the periods presented, and when read in conjunction with our condensed consolidated financial statements, present a useful tool to evaluate continuing operations and provide investors with metrics they can use to evaluate our management of the business from period to period. In addition, these are some of the factors we use in internal evaluations of the overall performance of our business.
Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these Non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these Non-GAAP measures are not necessarily comparable to similarly-titled measures used by other companies.
Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. The words “expects,” “anticipates,” “plans,” “targets,” “projects,” “believes,” “estimates,” “forecasts,” “intends,” “should,” “could,” “would,” “will,” “may” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements are only predictions. Actual events or results may differ materially because of market conditions or other factors, and forward-looking statements should not be relied upon as a prediction of actual results. Among other factors that may affect future performance are: the impact of the global outbreak of COVID-19 and governmental and other actions taken in response; cyclical changes and specific industry events in the company’s markets; changes in anticipated capital investment and maintenance expenditures by customers; availability, limitations or cost increases of raw materials, component products and/or commodities that cannot be recovered in product pricing; overruns, the incurrence of delays, penalties or liquidated damages with respect to long-term fixed-price contracts; international economic, political, legal, accounting and business developments adversely affecting the company’s ability to do business in emerging markets; ability to identify acceptable strategic acquisition targets; uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions; inadequate performance by third-party suppliers and subcontractors for outsourced products; defects or errors in current or planned products; potential labor disputes, extreme weather conditions and natural and other disasters; compliance costs associated with environmental laws and regulations; threats associated with and efforts to combat terrorism and cyber-security risks; global competitive market conditions, including global reactions to U.S. trade policies, and resulting effects on sales and pricing; and global economic factors, including currency exchange rates, difficulties entering new markets and general economic conditions such as inflation, deflation, interest rates and credit availability. These risk factors may not be exhaustive. Further, the company operates in a continually changing business environment and cannot predict new risk factors that may arise as a result of these and other changes. Statements in this press release speak only as of the date of this press release, and SPX FLOW disclaims any responsibility to update or revise such statements.
Investor Contact:
Scott Gaffner
VP, Investor Relations and Strategic Insights
704-752-4485
investor@spxflow.com

Media Contact:
Peter Smolowitz
External Communications Manager
704-341-2915
peter.smolowitz@spxflow.com

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended
	April 3, 2021	March 28, 2020
Revenues	$363.8	$289.5
Cost of products sold	235.3	188.4
Gross profit	128.5	101.1
Selling, general and administrative	90.4	85.2
Intangible amortization	3.0	2.8
Asset impairment charges	—	1.9
Restructuring and other related charges	9.2	2.6
Operating income	25.9	8.6

Other income (expense), net	6.3	(1.5)
Interest expense, net	(4.9)	(8.1)
Income (loss) from continuing operations before income taxes	27.3	(1.0)
Income tax benefit (provision)	(8.3)	0.9
Income (loss) from continuing operations	19.0	(0.1)
Loss from discontinued operations, net of tax	(0.3)	(5.1)
Net income (loss)	18.7	(5.2)
Less: Net income attributable to noncontrolling interests	0.1	0.1
Net income (loss) attributable to SPX FLOW, Inc.	$18.6	$(5.3)

Amounts attributable to SPX FLOW, Inc. common shareholders:
Income (loss) from continuing operations, net of tax	$18.9	$(0.3)
Loss from discontinued operations, net of tax	(0.3)	(5.0)
Net income (loss) attributable to SPX FLOW, Inc.	$18.6	$(5.3)

Basic income (loss) per share of common stock:
Income (loss) per share from continuing operations	$0.45	$(0.01)
Loss per share from discontinued operations	(0.01)	(0.12)
Net income (loss) per share attributable to SPX FLOW, Inc.	0.44	(0.12)
Diluted income (loss) per share of common stock:
Income (loss) per share from continuing operations	$0.45	$(0.01)
Loss per share from discontinued operations	(0.01)	(0.12)
Net income (loss) per share attributable to SPX FLOW, Inc.	0.44	(0.12)

Weighted average number of common shares outstanding - basic	41.999	42.570
Weighted average number of common shares outstanding - diluted	42.069	42.570

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	April 3, 2021	December 31, 2020
ASSETS
Current assets:
Cash and equivalents	$380.7	$441.5
Accounts receivable, net	242.3	232.6
Contract assets	27.4	24.4
Inventories, net	211.0	199.3
Other current assets	30.7	27.4
Total current assets	892.1	925.2
Property, plant and equipment:
Land	21.6	22.8
Buildings and leasehold improvements	170.9	176.8
Machinery and equipment	343.9	349.1
	536.4	548.7
Accumulated depreciation	(309.3)	(320.6)
Property, plant and equipment, net	227.1	228.1
Goodwill	587.1	569.7
Intangibles, net	201.7	206.0
Other assets	174.2	169.5
TOTAL ASSETS	$2,082.2	$2,098.5

LIABILITIES, MEZZANINE EQUITY AND EQUITY
Current liabilities:
Accounts payable	$167.0	$149.1
Contract liabilities	125.2	119.5
Accrued expenses	166.9	178.7
Income taxes payable	24.4	23.0
Short-term debt	12.0	12.5
Current maturities of long-term debt	0.1	0.1
Total current liabilities	495.6	482.9
Long-term debt	397.5	397.3
Deferred and other income taxes	37.8	36.6
Other long-term liabilities	114.8	117.5
Total long-term liabilities	550.1	551.4
Mezzanine equity	3.3	3.4
Equity:
SPX FLOW, Inc. shareholders’ equity:
Common stock	0.4	0.4
Paid-in capital	1,710.1	1,696.9
Accumulated deficit	(348.5)	(363.3)
Accumulated other comprehensive loss	(265.9)	(226.4)
Common stock in treasury	(62.5)	(46.2)
Total SPX FLOW, Inc. shareholders' equity	1,033.6	1,061.4
Noncontrolling interests	(0.4)	(0.6)
Total equity	1,033.2	1,060.8
TOTAL LIABILITIES, MEZZANINE EQUITY AND EQUITY	$2,082.2	$2,098.5

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended
	April 3, 2021	March 28, 2020
Cash flows from (used in) operating activities:
Net income (loss)	$18.7	$(5.2)
Less: Loss from discontinued operations, net of tax	(0.3)	(5.1)
Income (loss) from continuing operations	19.0	(0.1)
Adjustments to reconcile income (loss) from continuing operations to net cash from (used in) operating activities:
Restructuring and other related charges	9.2	2.6
Asset impairment charges	—	1.9
Deferred income taxes	0.8	—
Depreciation and amortization	9.8	9.8
Stock-based compensation	2.8	3.2
Pension and other employee benefits	0.3	0.4
Losses (gains) on asset sales and other, net	(0.1)	0.5
Gain on change in fair value of investment in equity security	(5.4)	—
Changes in operating assets and liabilities, net of effects from business acquisition and discontinued operations:
Accounts receivable and other assets	(18.2)	17.3
Contract assets and liabilities, net	4.0	(1.7)
Inventories	(13.1)	(15.2)
Accounts payable, accrued expenses and other	(0.7)	(48.6)
Cash spending on restructuring actions	(3.1)	(2.3)
Net cash from (used in) continuing operations	5.3	(32.2)
Net cash used in discontinued operations	(0.2)	(0.5)
Net cash from (used in) operating activities	5.1	(32.7)
Cash flows used in investing activities:
Proceeds from asset sales and other, net	0.2	—
Capital expenditures	(9.3)	(4.7)
Business acquisition, net of cash acquired of $2.9	(38.0)	—
Net cash used in continuing operations	(47.1)	(4.7)
Net cash used in discontinued operations	—	(5.5)
Net cash used in investing activities	(47.1)	(10.2)
Cash flows used in financing activities:
Repayments of purchase card program, net	(0.6)	(7.7)
Repayments of other financing arrangements	(1.2)	(0.2)
Purchases of common stock	(9.9)	—
Minimum withholdings paid on behalf of employees for net share settlements, net	(6.4)	(6.4)
Proceeds from the exercise of employee stock options	10.4	—
Dividends paid to noncontrolling interests in subsidiary	—	(1.2)
Net cash used in continuing operations	(7.7)	(15.5)
Net cash used in discontinued operations	—	(0.3)
Net cash used in financing activities	(7.7)	(15.8)
Change in cash, cash equivalents and restricted cash due to changes in foreign currency exchange rates	(11.2)	(0.9)
Net change in cash, cash equivalents and restricted cash	(60.9)	(59.6)
Consolidated cash, cash equivalents and restricted cash, beginning of period	441.6	303.4
Consolidated cash, cash equivalents and restricted cash, end of period	$380.7	$243.8

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED FREE CASH FLOW RECONCILIATION
(Unaudited; in millions)

	Three months ended
	April 3, 2021	March 28, 2020
Net cash flow from (used in) operating activities - continuing and discontinued operations	$5.1	$(32.7)
Capital expenditures - continuing and discontinued operations	(9.3)	(10.2)
Free cash flow used in operations - continuing and discontinued operations	(4.2)	(42.9)
Cash spending on restructuring actions	3.1	2.3
Adjusted free cash flow used in operations	$(1.1)	$(40.6)

SPX FLOW, INC. AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	As of and for the three months ended
	April 3, 2021	March 28, 2020	Δ	%/bps
Nutrition and Health
Backlog	$288.5	$251.5	$37.0	14.7%
Orders	$172.8	$125.2	$47.6	38.0%
Revenues	$171.6	$137.8	$33.8	24.5%

Segment income	$28.6	$19.4	$9.2	47.4%
Intangible amortization expense	1.6	1.5	0.1
Adjusted segment income	$30.2	$20.9	$9.3	44.5%
as a percent of revenues	17.6%	15.2%		240bps

Industrial
Backlog	$276.2	$265.5	$10.7	4.0%
Orders	$198.7	$191.8	$6.9	3.6%
Revenues	$192.2	$151.7	$40.5	26.7%

Segment income	$21.4	$9.4	$12.0	127.7%
Intangible amortization expense	1.4	1.3	0.1
Purchase accounting - amortization of inventory fair value adjustment	0.5	—	0.5
Adjusted segment income	$23.3	$10.7	$12.6	117.8%
as a percent of revenues	12.1%	7.1%		500bps

Consolidated Backlog	$564.7	$517.0	$47.7	9.2%
Consolidated Orders	$371.5	$317.0	$54.5	17.2%
Consolidated Revenues	$363.8	$289.5	$74.3	25.7%

Consolidated Segment Income	$50.0	$28.8	$21.2	73.6%
Consolidated Adjusted Segment Income	$53.5	$31.6	$21.9	69.3%
as a percent of revenues	14.7%	10.9%		380bps

Consolidated Adjusted Segment Income	$53.5	$31.6	$21.9
Less: Intangible amortization expense	(3.0)	(2.8)	(0.2)
Less: Purchase accounting - amortization of inventory fair value adjustment	(0.5)	—	(0.5)
Consolidated Segment Income	50.0	28.8	21.2
Corporate expense	14.7	15.5	(0.8)
Pension and postretirement service costs	0.2	0.2	—
Asset impairment charges	—	1.9	(1.9)
Restructuring and other related charges	9.2	2.6	6.6
Consolidated Operating Income	$25.9	$8.6	$17.3	201.2%
as a percent of revenues	7.1%	3.0%		410bps

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED OPERATING INCOME RECONCILIATION
(Unaudited; in millions)

	Three months ended
	April 3, 2021	March 28, 2020
Operating income	$25.9	$8.6
Charges and fees associated with strategic actions	—	0.8
Charges associated with certain M&A activities	1.5	—
Restructuring and other related charges	9.2	2.6
Asset impairment charges	—	1.9
Reduction of SG&A costs associated with transition services income	1.0	—
Purchase accounting - amortization of inventory fair value adjustment	0.5	—
Intangible amortization	3.0	2.8
Adjusted operating income	$41.1	$16.7

SPX FLOW, INC. AND SUBSIDIARIES
ORGANIC REVENUE RECONCILIATION
(Unaudited)

	Three months ended April 3, 2021
	Net Revenue Growth	Foreign Currency	Business Combinations	Organic Revenue Growth
Nutrition and Health	24.5%	5.4%	—%	19.1%
Industrial	26.7%	4.9%	3.9%	17.9%
Consolidated	25.7%	5.2%	2.0%	18.5%

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED EBITDA FROM CONTINUING OPERATIONS RECONCILIATION
(Unaudited; in millions)

	Three months ended
	April 3, 2021	March 28, 2020
Net income (loss) attributable to SPX FLOW, Inc. from continuing operations	$18.9	$(0.3)

Income tax provision (benefit)	8.3	(0.9)
Interest expense, net	4.9	8.1
Depreciation and amortization	9.8	9.8
EBITDA from continuing operations	41.9	16.7
Charges and fees associated with strategic actions	—	0.8
Charges associated with certain M&A activities	1.5	—
Restructuring and other related charges	9.2	2.6
Asset impairment charges	—	1.9
Fair value adjustment related to an equity security	(5.4)	—
Gains on asset sales and other, net	(0.1)	—
Purchase accounting - amortization of inventory fair value adjustment	0.5	—
Adjusted EBITDA from continuing operations	$47.6	$22.0

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS RECONCILIATION
(Unaudited)

	Three months ended
	April 3, 2021	March 28, 2020
Diluted earnings (loss) per share from continuing operations	$0.45	$(0.01)
Charges and fees associated with strategic actions, net of tax	—	0.01
Charges associated with certain M&A activities, net of tax	0.03	—
Restructuring and other related charges, net of tax	0.17	0.05
Asset impairment charges, net of tax	—	0.03
Fair value adjustment related to an equity security, net of tax	(0.10)	—
Purchase accounting - amortization of inventory fair value adjustment, net of tax	0.01	—
Intangible amortization, net of tax	0.05	0.05
Discrete tax charges (benefits)	—	(0.02)
Adjusted diluted earnings per share from continuing operations	$0.61	$0.11